DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2024 Financial Results

San Francisco – June 8, 2023 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fiscal quarter ended April 30, 2023.

“DocuSign’s first quarter results, coupled with traction on our strategic objectives reflect a solid start to the year," said Allan Thygesen, CEO of DocuSign. “While we have work ahead of us, I am encouraged by our progress to enable smarter, easier, trusted agreements. As we continue to execute on our strategy and leverage our competitive advantages, notably in AI, DocuSign is well positioned for the future.”

First Quarter Financial Highlights

▪Total revenue was $661.4 million, an increase of 12% year-over-year. Subscription revenue was $639.3 million, an increase of 12% year-over-year. Professional services and other revenue was $22.1 million, an increase of 14% year-over-year.
▪Billings were $674.8 million, an increase of 10% year-over-year.
▪GAAP gross margin was 79% compared to 78% in the same period last year. Non-GAAP gross margin was 83% compared to 81% in the same period last year.
▪GAAP net income per basic share was $0.00 on 203 million shares outstanding compared to a loss of $0.14 on 200 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.00 on 208 million shares outstanding compared to a loss of $0.14 on 200 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.72 on 208 million shares outstanding compared to $0.38 on 206 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $233.6 million compared to $196.3 million in the same period last year.
▪Free cash flow was $214.6 million compared to $174.6 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.4 billion at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

•Executive Appointments. DocuSign appointed the following key new leaders:
◦Blake Grayson as Chief Financial Officer. Most recently, Blake served as the CFO of The Trade Desk leading the company's overall financial activities, including controllership, tax, treasury, analysis, investor relations, corporate development, facilities, and financial operations. Prior to becoming CFO of The Trade Desk in 2019, Blake served in various finance leadership roles at Amazon for over a decade.
◦Dmitri Krakovsky as Chief Product Officer. Dmitri joins DocuSign from CP4, where he was the Chief Product Officer. Dmitri also held roles as VP of Product at Google, Chief Product Officer at SAP and Vice President of Products at Yahoo.
◦Kurt Sauer as Chief Information Security Officer. Prior to joining DocuSign, Kurt worked at Workday where he was Chief Information Security Officer. He also served in senior security roles at Skype, Blink Health, Salesforce and PayPal.
•DocuSign Release 1. DocuSign announced new product capabilities with highlights in the following areas:
◦Web Forms: Launched Webforms, an interactive solution enabling organizations to capture data and generate dynamic agreements for signature. With conditional logic and customizable features, teams can effortlessly create and manage their own forms, while data collected can be exported, analyzed, and seamlessly integrated with other systems.
◦EHR (Electronic Health Record) Interoperability: Introduced a seamless integration between DocuSign eSignature and certified EHRs in the US market, such as Epic and Cerner, via Infor Cloverleaf in accordance with HL7 FHIR standards. This integration enables a modern patient and staff experience, where patient forms

DOCUSIGN, INC.
collected via eSignature are automatically uploaded to the patient record in the EHR, eliminating manual sending, routing, and uploading of completed forms.
◦ID Verification for EU Qualified: Released AI-enabled remote identity verification that brings the same level of security as face-to-face identification. This solution delivers EU Qualified Electronic Signature (QES)-compliant identification directly within eSignature. With advanced features like liveness detection, selfie comparisons, and asynchronous agent review, the need for video or in-person appointments is eliminated, significantly reducing friction and enhancing the overall signer experience.
◦Document Generation for eSignature: Introduced Document Generation for eSignature, which enables senders to generate personalized agreements directly within eSignature. All information is dynamically inserted to ensure documents are well-formatted and professional-looking. Conditional logic is leveraged to reduce the number of templates needed saving time and effort.
◦DocuSign CLM Essentials Conditional Logic: Introduced enhancements designed to accelerate workflows within CLM. CLM Essentials users can easily customize agreement templates with just a few clicks using conditional logic. Administrators can incorporate conditional rules into document templates, enabling them to hide, show, or populate specific sections of an agreement based on custom criteria, saving time, offering greater flexibility, and ensuring consistent compliance across all agreements.

Outlook

The company currently expects the following guidance:

▪Quarter ending July 31, 2023 (in millions, except percentages):

Total revenue	$675	to	$679
Subscription revenue	$658	to	$662
Billings	$646	to	$656
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	24%	to	25%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

▪Year ending January 31, 2024 (in millions, except percentages):

Total revenue	$2,713	to	$2,725
Subscription revenue	$2,640	to	$2,652
Billings	$2,737	to	$2,757
Non-GAAP gross margin	81%	to	82%
Non-GAAP operating margin	22%	to	24%
Non-GAAP diluted weighted-average shares outstanding	207	to	212

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on June 8, 2023 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 22, 2023 using the passcode 13738634.

About DocuSign

DocuSign redefines how the world comes together and agrees, making agreements smarter, easier and more trusted. As part of its industry leading product lineup, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.4 million customers and more than a billion users in over 180 countries use DocuSign products and solutions to accelerate the process of doing business and simplify people's lives. For more information visit http://www.docusign.com.

Copyright 2023. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, rising and fluctuating interest rates, instability in the global banking sector, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new

DOCUSIGN, INC.
and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2023 filed on March 27, 2023, our quarterly report on Form 10-Q for the quarter ended April 30, 2023, which we expect to file on June 8, 2023 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023 and fiscal 2024, we have determined the projected non-GAAP tax rate to be 20% tax rate.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

DOCUSIGN, INC.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2023	2022
Revenue:
Subscription	$639,307	$569,251
Professional services and other	22,081	19,441
Total revenue	661,388	588,692
Cost of revenue:
Subscription	108,942	105,159
Professional services and other	27,545	27,257
Total cost of revenue	136,487	132,416
Gross profit	524,901	456,276
Operating expenses:
Sales and marketing	280,605	300,697
Research and development	115,364	112,227
General and administrative	104,811	62,578
Restructuring and other related charges	28,772	—
Total operating expenses	529,552	475,502
Loss from operations	(4,651)	(19,226)
Interest expense	(1,966)	(1,649)
Interest income and other income (expense), net	12,245	(4,650)
Income (loss) before provision for income taxes	5,628	(25,525)
Provision for income taxes	5,089	1,848
Net income (loss)	$539	$(27,373)
Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.14)
Diluted	$0.00	$(0.14)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders:
Basic	202,631	199,666
Diluted	208,071	199,666

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$11,357	$10,613
Cost of revenue—professional services and other	6,730	5,082
Sales and marketing	45,326	47,431
Research and development	35,997	32,205
General and administrative	40,342	15,392
Restructuring and other related charges	4,954	—

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$940,494	$721,895
Investments—current	350,763	309,771
Accounts receivable, net	408,632	516,914
Contract assets—current	17,454	12,437
Prepaid expenses and other current assets	86,719	69,987
Total current assets	1,804,062	1,631,004
Investments—noncurrent	120,803	186,049
Property and equipment, net	206,026	199,892
Operating lease right-of-use assets	135,403	141,493
Goodwill	353,308	353,619
Intangible assets, net	65,247	70,280
Deferred contract acquisition costs—noncurrent	359,255	350,899
Other assets—noncurrent	85,795	79,484
Total assets	$3,129,899	$3,012,720
Liabilities and Equity
Current liabilities
Accounts payable	$14,688	$24,393
Accrued expenses and other current liabilities	101,685	100,987
Accrued compensation	141,990	163,133
Convertible senior notes—current	723,995	722,887
Contract liabilities—current	1,190,364	1,172,867
Operating lease liabilities—current	22,742	24,055
Total current liabilities	2,195,464	2,208,322
Contract liabilities—noncurrent	17,715	16,925
Operating lease liabilities—noncurrent	136,243	141,348
Deferred tax liability—noncurrent	12,324	10,723
Other liabilities—noncurrent	18,661	18,115
Total liabilities	2,380,407	2,395,433
Stockholders’ equity
Common stock	20	20
Treasury stock	(2,027)	(1,785)
Additional paid-in capital	2,412,033	2,240,732
Accumulated other comprehensive loss	(21,917)	(22,996)
Accumulated deficit	(1,638,617)	(1,598,684)
Total stockholders’ equity	749,492	617,287
Total liabilities and equity	$3,129,899	$3,012,720

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$539	$(27,373)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,867	21,301
Amortization of deferred contract acquisition and fulfillment costs	48,230	43,990
Amortization of debt discount and transaction costs	1,246	1,284
Non-cash operating lease costs	5,980	6,442
Stock-based compensation expense	144,706	110,723
Deferred income taxes	1,623	72
Other	(831)	4,907
Changes in operating assets and liabilities:
Accounts receivable	108,281	140,078
Prepaid expenses and other current assets	(16,803)	(16,351)
Deferred contract acquisition and fulfillment costs	(56,526)	(50,512)
Other assets	(7,661)	(7,459)
Accounts payable	(9,021)	(23,197)
Accrued expenses and other liabilities	1,095	5,148
Accrued compensation	(21,582)	(23,220)
Contract liabilities	18,287	18,712
Operating lease liabilities	(6,795)	(8,259)
Net cash provided by operating activities	233,635	196,286
Cash flows from investing activities:
Purchases of marketable securities	(53,830)	(129,735)
Maturities of marketable securities	80,699	91,055
Purchases of strategic and other investments	—	(2,125)
Purchases of property and equipment	(19,057)	(21,709)
Net cash (used in) provided by investing activities	7,812	(62,514)
Cash flows from financing activities:
Repurchases of common stock	(40,472)	—
Settlement of capped calls, net of related costs	23,688	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(22,637)	(24,739)
Proceeds from exercise of stock options	127	1,938
Proceeds from employee stock purchase plan	18,390	24,151
Net cash (used in) provided by financing activities	(20,904)	1,350
Effect of foreign exchange on cash, cash equivalents and restricted cash	1,011	(5,180)
Net increase in cash, cash equivalents and restricted cash	221,554	129,942
Cash, cash equivalents and restricted cash at beginning of period (1)	723,201	509,679
Cash, cash equivalents and restricted cash at end of period (1)	$944,755	$639,621
(1) Cash, cash equivalents and restricted cash included restricted cash of $4.3 million and $1.3 million at April 30, 2023 and January 31, 2023.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP gross profit	$524,901	$456,276
Add: Stock-based compensation	18,087	15,695
Add: Amortization of acquisition-related intangibles	2,403	2,403
Add: Employer payroll tax on employee stock transactions	675	791
Add: Lease-related impairment and lease-related charges	429	—
Non-GAAP gross profit	$546,495	$475,165
GAAP gross margin	79%	78%
Non-GAAP adjustments	4%	3%
Non-GAAP gross margin	83%	81%

GAAP subscription gross profit	$530,365	$464,092
Add: Stock-based compensation	11,357	10,613
Add: Amortization of acquisition-related intangibles	2,403	2,403
Add: Employer payroll tax on employee stock transactions	466	508
Add: Lease-related impairment and lease-related charges	299	—
Non-GAAP subscription gross profit	$544,890	$477,616
GAAP subscription gross margin	83%	82%
Non-GAAP adjustments	2%	2%
Non-GAAP subscription gross margin	85%	84%

GAAP professional services and other gross loss	$(5,464)	$(7,816)
Add: Stock-based compensation	6,730	5,082
Add: Employer payroll tax on employee stock transactions	209	283
Add: Lease-related impairment and lease-related charges	130	—
Non-GAAP professional services and other gross profit (loss)	$1,605	$(2,451)
GAAP professional services and other gross margin	(25)%	(40)%
Non-GAAP adjustments	32%	27%
Non-GAAP professional services and other gross margin	7%	(13)%

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Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP sales and marketing	$280,605	$300,697
Less: Stock-based compensation	(45,326)	(47,431)
Less: Amortization of acquisition-related intangibles	(2,629)	(3,205)
Less: Employer payroll tax on employee stock transactions	(1,670)	(2,290)
Less: Lease-related impairment and lease-related charges	(1,356)	—
Non-GAAP sales and marketing	$229,624	$247,771
GAAP sales and marketing as a percentage of revenue	42%	51%
Non-GAAP sales and marketing as a percentage of revenue	35%	42%

GAAP research and development	$115,364	$112,227
Less: Stock-based compensation	(35,997)	(32,205)
Less: Employer payroll tax on employee stock transactions	(1,408)	(1,533)
Less: Lease-related impairment and lease-related charges	(492)	—
Non-GAAP research and development	$77,467	$78,489
GAAP research and development as a percentage of revenue	17%	19%
Non-GAAP research and development as a percentage of revenue	12%	13%

GAAP general and administrative	$104,811	$62,578
Less: Stock-based compensation	(40,342)	(15,392)
Less: Employer payroll tax on employee stock transactions	(431)	(485)
Less: Lease-related impairment and lease-related charges	(399)	—
Non-GAAP general and administrative	$63,639	$46,701
GAAP general and administrative as a percentage of revenue	16%	11%
Non-GAAP general and administrative as a percentage of revenue	10%	8%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2023	2022
GAAP loss from operations	$(4,651)	$(19,226)
Add: Stock-based compensation	139,752	110,723
Add: Amortization of acquisition-related intangibles	5,032	5,608
Add: Employer payroll tax on employee stock transactions	4,184	5,099
Add: Restructuring and other related charges	28,772	—
Add: Lease-related impairment and lease-related charges	2,676	—
Non-GAAP income from operations	$175,765	$102,204
GAAP operating margin	(1)%	(3)%
Non-GAAP adjustments	28%	20%
Non-GAAP operating margin	27%	17%

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Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2023	2022
GAAP net income (loss)	$539	$(27,373)
Add: Stock-based compensation	139,752	110,723
Add: Amortization of acquisition-related intangibles	5,032	5,608
Add: Employer payroll tax on employee stock transactions	4,184	5,099
Add: Amortization of debt discount and issuance costs	1,604	1,284
Less: Fair value adjustments to strategic investments	119	(340)
Add: Restructuring and other related charges	28,772	—
Add: Lease-related impairment and lease-related charges	2,676	—
Add: Income tax effect of non-GAAP adjustments	(32,464)	(17,522)
Non-GAAP net income	$150,214	$77,479

Numerator:
Non-GAAP net income	$150,214	$77,479
Add: Interest expense on convertible senior notes	357	(18)
Non-GAAP net income attributable to common stockholders, diluted	$150,571	$77,461

Denominator:
Weighted-average common shares outstanding, basic	202,631	199,666
Effect of dilutive securities	5,440	6,309
Non-GAAP weighted-average common shares outstanding, diluted	208,071	205,975

GAAP net income (loss) per share, basic	$0.00	$(0.14)
GAAP net income (loss) per share, diluted	$0.00	$(0.14)
Non-GAAP net income per share, basic	$0.74	$0.39
Non-GAAP net income per share, diluted	$0.72	$0.38

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2023	2022
Net cash provided by operating activities	$233,635	$196,286
Less: Purchases of property and equipment	(19,057)	(21,709)
Non-GAAP free cash flow	$214,578	$174,577
Net cash (used in) provided by investing activities	$7,812	$(62,514)
Net cash (used in) provided by financing activities	$(20,904)	$1,350

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Computation of billings:

	Three Months Ended April 30,
(in thousands)	2023	2022
Revenue	$661,388	$588,692
Add: Contract liabilities and refund liability, end of period	1,210,965	1,074,460
Less: Contract liabilities and refund liability, beginning of period	(1,191,269)	(1,049,106)
Add: Contract assets and unbilled accounts receivable, beginning of period	16,615	18,273
Less: Contract assets and unbilled accounts receivable, end of period	(22,936)	(18,756)
Non-GAAP billings	$674,763	$613,563